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                                                                   EXHIBIT 8.4

                 [LETTERHEAD OF MORRIS, MANNING & MARTIN, LLP]

February 8, 2001


Powertel, Inc.
1239 O.G. Skinner Drive
West Point, Georgia 31833

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form F-4 of Deutsche Telekom AG, an aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Deutsche Telekom"), and the Registration Statement on Form S-4 of VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream") (collectively, the "Joint Registration Statement"), including, among other things, the proxy statement of Powertel, Inc. ("Powertel") relating to (i) a proposed merger of a subsidiary of Deutsche Telekom with and into Powertel (the "Deutsche Telekom/Powertel Merger") and (ii) in the event that the Deutsche Telekom/Powertel Merger is not consummated, a proposed merger of a subsidiary of VoiceStream with and into Powertel (the "VoiceSteam/Powertel Merger").

         The Joint Registration Statement sets forth our opinion in the sections of the proxy statement entitled "U.S. FEDERAL AND GERMAN TAX CONSEQUENCES--U.S. Federal Income Tax Consequences of the Deutsche Telekom/Powertel Merger to U.S. Holders of Powertel Common Shares" and "U.S. FEDERAL AND GERMAN TAX CONSEQUENCES--U.S. Federal Income Tax Consequences of the VoiceStream/Powertel Merger to U.S. Holders of Powertel Common Shares" and "U.S. FEDERAL AND GERMAN TAX CONSEQUENCES--U.S. Federal Income Tax Consequences of the Deutsche Telekom/Powertel Merger to U.S. Holders of Powertel Preferred Shares" and "U.S. FEDERAL AND GERMAN TAX CONSEQUENCES--U.S. Federal Income Tax Consequences of the VoiceStream/Powertel Merger to U.S. Holders of Powertel Preferred Shares."



         We hereby confirm our opinion in the Joint Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Joint Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
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MORRIS, MANNING & MARTIN
A LIMITED LIABILITY PARTNERSHIP

February 8, 2001
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                                                   Very truly yours,

                                                   MORRIS, MANNING & MARTIN, LLP



                                                   /s/ Cassady V. Brewer
                                                   --------------------------
                                                   A Partner